                                                                   EXHIBIT 10.68

                      MAC TELECOM STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 2nd day of August, 2006, by and among Clearwire Europe S.a.r.l., a Luxembourg limited liability company ("Purchaser") and the individuals and entities listed on Exhibit A hereto (as to each a "Seller", and collectively, the "Sellers").

                                    RECITALS:

     A. Sellers, collectively, own Two Thousand Five Hundred Eighty-Four (2,584) fully paid registered shares (the "Shares") of MAC Telecom SA, a "societe anonyme" organized under the laws of Belgium (the "Company").

     B. MAC Telecom Holdings SA, a "societe anonyme" organized under the laws of Belgium ("MTH"), is the owner of Seven Thousand Four Hundred Forty-One (7,441) fully paid registered shares of the Company (the "MTH Shares").

     C. Purchaser is the owner of Seven Thousand Two Hundred Eighteen (7,218) registered shares of the Company, which together with the Shares and the MTH Shares constitutes all of the outstanding stock of the Company.

     D. Purchaser and Axel Beghin, Charles de Bunsen, Nicolas du Chastel and Matthew Ridgwell (the "MTH Sellers") will enter into a Stock Purchase Agreement (as the same may be amended, the "MTH Stock Purchase Agreement") on or about the date hereof pursuant to which Purchaser will purchase from the MTH Sellers, and the MTH Sellers will sell to Purchaser, all of their rights, title, and interest in and to the outstanding stock of MTH. The entry into the MTH Stock Purchase Agreement is a material inducement of Purchaser to enter into this Agreement.

     E. Purchaser desires to purchase the Shares from Sellers, on the terms and subject to the conditions set forth in this Agreement. Sellers desire to sell the Shares to the Purchaser on such terms and conditions.

                                   AGREEMENT:

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, including the recitals, the following terms, when used herein, shall have the following meanings:

     "Affiliate" shall have the meaning given by article 11 of the Belgian Company Code.

     "Clearwire Belgium" means Clearwire Belgium Sprl, a corporation organized under the laws of Belgium.

     "Clearwire Shareholder Agreement" means the shareholder agreement in the form of Exhibit C hereto.

     "Governmental Authority" means any nation or government, foreign or domestic, any state or other political subdivision thereof, and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including, without limitation, all taxing authorities.

     "Investment Agreement" means that certain Investment Agreement dated as of December 7,2004, between, among others, the Company, Purchaser and Sellers.

     "Law" or "Laws" means any statute, rule, common law, ordinance, regulation, order, writ, judgment, injunction, decree, determination, or award enacted or promulgated by a Governmental Authority.

     "License" means the license for the 3.450 - .0475 / 3.550 - 3.575 MHz frequencies held by the Company under license number INFRAPL2001\MODI-5\2006-01.

     "Lien" means any interest, consensual or otherwise, in property securing a monetary obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on statute or contract, and including, but not limited to, any security interest, lien or other beneficial interest arising from a mortgage, recordation of abstract of judgment, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale, option, trust (constructive or otherwise) or trust receipt or a lease, consignment or bailment for security purposes.

     "Person" means an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity, including a Governmental Authority.

     "Shareholders Agreement" means that certain Shareholders Agreement dated as of December 7, 2004, between, among others, the Company, MTH, Purchaser and Sellers.

     Section 2. Interpretation.

          2.1 No provision of this Agreement shall be interpreted adversely against a party solely because that party was responsible for drafting that particular provision.

          2.2 English language words used in this Agreement and, where applicable, the French translation thereof, intend to describe Belgian legal concepts only and the consequences of the use of those words in US law or any other foreign law shall be disregarded.

          2.3 This Agreement has been drawn up in the English language; in the event of any discrepancy between the English text of this Agreement (or any agreement resulting therefrom or relating thereto) and any translation thereof, the English language version shall prevail; subject to Section 2.2 above, the English language version shall also prevail for interpretation purposes.

          2.4 References to any Belgian legal concept shall, in respect of any jurisdiction other than Belgium, be deemed to include the concept which in that jurisdiction most closely approximates the Belgian legal concept.

          2.5 When using the expressions "shall use its best efforts" or "shall use its best endeavors" (or any similar expression or any derivation thereof) in this Agreement, the parties intend to refer to the Belgian law concept of "obligation de moyen".

          2.6 When using the words "shall cause" or "shall procure that" (or any similar expression or any derivation thereof), the parties intend to refer to the Belgian law concept of "porte-fort".

          2.7 All terms defined in this Agreement shall have the same meaning regardless of whether they are used in the singular or plural number.

          2.8 The words "include", "included" or "including" are used to indicate that the matters listed are not a complete enumeration of all matters covered.

     Section 3. Terms of Purchase.

          3.1 Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, Sellers hereby agree to sell, assign, transfer and convey to Purchaser, and Purchaser hereby agrees to acquire and take assignment of, the Shares. The Shares shall be sold and transferred to the Purchaser with all rights and obligations attached, including the right to receive distribution of profits or liquidation proceeds for the current fiscal year and the prior fiscal years to the extent not yet distributed on the date of the signing hereof.

          3.2 Purchase Price. In consideration for the sale to Purchaser by Sellers of the Shares, Purchaser will pay Sellers the following: (i) Two Hundred Thirty-Five Thousand Nine Hundred Ninety-Five Dollars (US$235,995); (ii) Three Hundred Fifty-One Thousand Two Hundred Thirty-Six (351,236) shares of Restricted Class A Common Stock (the "Clearwire Stock") of Clearwire Corporation, a Delaware corporation registered with the Delaware State Register under registration number 3720220 ("Clearwire"); and (iii) the Additional Payment, if any, under Section 3.3 below. The cash referred to in (i) above, the Clearwire Stock and the Additional Payment, if any, shall be allocated among the Sellers in accordance with Exhibit B hereto. Purchaser shall make any payment in cash (including the Additional Payment) by wire transfers of immediately available funds into the respective Sellers' bank accounts set forth in Exhibit B or any other account notified by the respective Seller to the Purchaser no later than three Business Days before the payment is due.

          3.3 Additional Payment. If and only if: (a) within two (2) years after the Closing, Purchaser, its Affiliates or the Company shall close the sale (the "License Sale") of all or substantially all of the stock or assets of the Company (including the License) to any Person who is not an Affiliate of Purchaser; and (b) the License Value (as defined below) on the date of the License Sale exceeds the U.S. dollar equivalent of Ten Million Dollars ($10,000,000), then Purchaser shall pay to Sellers within thirty days of the closing of the License Sale (or, within thirty days of the final determination, in accordance with Section 3.3 of the MTH Stock Purchase Agreement, of the License Value insofar that MTH Sellers have objected thereto) an amount in cash equal to ten point eighteen percent (10.18%) of the amount, if any, by which the License Value exceeds Ten Million Dollars ($10,000,000). For example, if the License Value was Thirty Million Dollars ($30,000,000), then Purchaser would pay to Sellers (allocated among the Sellers in accordance with Exhibit B hereto) two million thirty-six thousand Dollars ($2,036,000). No Additional Payment shall be due if the License Sale shall not close within two years after Closing or if the amount allocated to the License in the License Sale does not exceed Ten Million Dollars ($10,000,000). In addition, no Additional Payment shall be due for the sale of any other asset, including without limitation any other license, owned by the Company. As used herein, "License Value" means the value accorded to the License in accordance with the rules set out in the MTH Stock Purchase Agreement and consequently the License Value as determined in accordance with the MTH Stock Purchase Agreement shall be the License Value for purposes of this Agreement. Sellers expressly acknowledge that their right to object to the determination of the License Value can only be exercised through the MTH Sellers acting under Section 3.3 of the MTH Stock Purchase Agreement. Sellers agree that this provides adequate protection and that they shall be bound by the determination made thereunder.

          3.4 Taxes; Fees. To the extent that the transfer of the Shares to the Purchaser gives rise to sales tax liability or other transfer, purchase, recordation or documentary tax or other fees (collectively, "Sales Taxes"), Sellers shall pay such Sales Taxes to the appropriate tax authorities at the Closing or at the time when such Sales Taxes are due and payable.

          3.5 Closing. The (i) transfer of ownership of the Shares and (ii) completion of the Sellers' and Purchaser's closing obligations contemplated by this Agreement (the "Closing") will take place at the offices of Linklaters De Bandt, 13 rue Brederode, 1000 Brussels on the date set by Purchaser and Sellers within five (5) business days following the date on which the last condition in
Section 8 has been satisfied or waived, or at such other time or place as Sellers and Purchaser may agree on, either in writing or orally (the "Closing Date").

          3.6 Share register. The Sellers hereby irrevocably appoint Charles de Bunsen, acting individually, with power to substitute, as their attorney-in-fact to record this transfer of the Shares in the Company's share register and to take any other action and sign any other document as may be necessary or desirable in order for such transfer of the Shares to be enforceable against the Company and third parties. The Purchaser hereby irrevocably appoints each of Pia Lavrysen and Mattias Bruyneel, attorneys-at-law, 13 rue Brederode, 1000 Brussels, Belgium, acting jointly or individually, with power to substitute, as their attorney-in-fact to record this transfer of the Shares in the Company's share register and to take any other action and sign any other document as may be necessary or desirable in order for such transfer of the Shares to be enforceable against the Company and third parties. The Purchaser shall receive share certificates certifying such recording in the share register.

          3.7 Share transfer restrictions. The Purchaser, the Sellers, as well as the Company and MTH, which both intervene and execute this Agreement for the purposes of this Section, waive any rights and obligations they have in relation to the transfer of Shares of the Company pursuant to articles 2 and 3 of the Shareholders Agreement (to the extent applicable) and to articles 13 and 14 of the articles of association of the Company.

     Section 4. Representations and Warranties of Sellers. Each Seller as to him, her or itself (but not as to any other Seller) hereby represents and warrants to Purchaser that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date:

          4.1 Capacity of Seller. Each Seller has the full legal right and capacity to enter into this Agreement and perform his, her or its obligations hereunder. True, correct and complete copies of all organizing documents of any Seller that is not an individual have been provided to Purchaser.

          4.2 Authorization by Sellers; Enforceability. Each Seller has taken all actions necessary for the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller. Assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

          4.3 Absence of Certain Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the organizing documents of any Seller that is not an individual; (b) require the payment or the incurring of any obligation on the part of the Seller or result in a loss of rights or default (or give rise to any right of termination, cancellation or acceleration), with or without notice or lapse of time, under any of the provisions of any contract, agreement or instrument to which such Seller is a party or the Shares may be bound, (c) breach or otherwise constitute a default under any agreement or undertaking binding on such Seller or the Shares or (d) violate any judgment, decree, order, injunction, or any statute, law, regulation or rule of any court or any federal, state, municipal or other domestic or foreign Governmental Authority applicable to such Seller, the Shares or any of its or their operations or property.

          4.4 Title to Shares. Exhibit B sets forth the whole of such Seller's shares or interest in the Company or in any subsidiary of the Company (and to the extent Seller shall have any additional interest or shares in the Company, the same shall be included as Shares and transferred to Purchaser at Closing with no additional cost to Purchaser). Such Seller's Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of such Seller's Shares was issued in violation of any applicable Law. Such Seller has and shall convey to Purchaser good and marketable title to such Seller's Shares. Such Seller's Shares are and shall be conveyed to Purchaser free and clear of all Liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. Such Seller has full voting power over its Shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the Shares other than the Shareholders Agreement and the articles of association of the Company. As of the Closing Date no Person will have any preemptive right to purchase such Seller's Shares other than as set forth in the Shareholders Agreement and the articles of association of the Company.

          4.5 Litigation. There are no legal proceedings now in progress, pending or, to such Seller's knowledge, threatened against such Seller which could adversely affect the validity and enforceability of the transfer of such Seller's Shares to Purchaser. Such Seller is not subject to any order, writ, injunction or decree of any court or any Governmental Authority which could adversely affect the validity and enforceability of the transfer of such Seller's Shares to Purchaser.

          4.6 Broker's Fees. No Seller has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.7 Marital Status. Other than Margaret Olivia Beckwith-Smith, Damien Schonborn-Bucheim, Deirdre Mary Schonborn-Buchheim and Mathilde Stanislas, none of the Sellers who is not a legal entity is married under any civil law regime.

     Section 5. Declarations Relating to Clearwire Stock. Each Seller as to him, her or itself (but not as to any other Seller) hereby represents and warrants to Purchaser that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date: The Clearwire Stock to be received by each Seller is being acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and no such Seller has any present intention of selling, granting any participation in, or otherwise distributing or transferring the same. No Seller has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such person or to any third Person, with respect to any of the Clearwire Stock.

          5.2 Each Seller understands that no United States agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Clearwire Stock or the fairness or suitability of the investment in the Clearwire Stock nor have such authorities passed upon or endorsed the merits of the offering of the Clearwire Stock.

          5.3 Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). No Seller is a "U.S. person" as that term is defined under Rule 902 of Regulation S promulgated under the Securities Act. This Agreement has been executed by Sellers outside the "United States" (as defined in Rule 902(l) of Regulation S). Sellers are acquiring the Shares in an "offshore transaction" (as defined in Rule 902(h) of Regulation S). The Shares were not offered to Sellers in the United States and at the time of execution of this Agreement and the time of any offer to Sellers to purchase the Shares hereunder, Sellers were physically outside of the United States.

          5.4 Each Seller has received private placement memoranda from Clearwire and each Seller believes he or she has received all the information he or she considers necessary or appropriate for deciding whether to acquire the Clearwire Stock pursuant to this Agreement. Each Seller further represents that he or she has had an opportunity to ask questions and receive answers from Clearwire regarding the terms and conditions of the acquisition of the Clearwire Stock pursuant to this Agreement and the business, properties, prospects and financial condition of the Company. Each Seller confirms that the private placement memoranda and other non public information that have been furnished to such Seller are subject to the confidentiality provision of Section 7.1 of the Shareholders Agreement.

          5.5 Each Seller has independently evaluated the merits of his/her/its decision to acquire the Clearwire Stock pursuant to this Agreement, and each Seller confirms that he/she/it has not relied on the advice of any other Person, or any placement agent, consultant or legal counsel in making such decision.

          5.6 Each Seller has the financial and other ability to bear the economic risk of his/her/its investment, and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of the investment in the Clearwire Stock. Each Seller that is an entity also represents it has not been organized for the purpose of acquiring the Clearwire Stock.

          5.7 Each Seller understands that: (i) the Clearwire Stock has not been registered under the Securities Act or any state securities laws; (ii) each Seller agrees that if he/she/it decides to offer, sell or otherwise transfer any of the Clearwire Stock, such Clearwire Stock may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to Clearwire; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and the seller shall be required to furnish to Clearwire an opinion to such effect from counsel of recognized standing reasonably satisfactory to Clearwire prior to such offer, sale or transfer, or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and the Seller shall be required to furnish to Clearwire an opinion to such effect from counsel of recognized standing reasonably satisfactory Clearwire prior to such offer, sale or transfer.

          5.8 Each Seller understands that the certificates evidencing the Clearwire Stock may bear legends substantially similar to the following, together with such other legends as may be required in the reasonable opinion of counsel to Clearwire:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS

     SECURITY, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

          5.9 Each Seller has reviewed and approved the Clearwire Shareholder Agreement and acknowledges that execution and delivery by such Seller of the Clearwire Shareholder Agreement is a condition precedent to the issuance of any Clearwire Stock to such Seller.

          5.10 Sellers acknowledge that this Section 5 is for the benefit of Purchaser and Clearwire.

     Section 6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date:

          6.1 Organization and Standing; Power and Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Luxembourg. Purchaser has all requisite power and authority to enter into, execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

          6.2 Authorization; Enforceability. Purchaser has taken or caused to be taken all actions necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery by Sellers, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

          6.3 Broker's Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 7. Covenants.

          7.1 Sellers Affirmative Covenants. Between the date of this Agreement and the Closing Date, except as otherwise consented to in writing by Purchaser or as otherwise contemplated by this Agreement, Sellers will (as to matters relating to the Shares):

               (a) preserve the Shares;

               (b) permit the Company to operate in the ordinary course of business;

               (c) obtain all third party approvals, if any, necessary to consummate the transactions contemplated hereby; or

               (d) comply with all Laws applicable to the conduct of (i) the Seller as a shareholder of the Company, or (ii) the Company's business.

          7.2 Sellers Negative Covenants. Between the date of this Agreement and the Closing Date, except as consented to in writing by Purchaser or as otherwise contemplated by this Agreement, Sellers will not, and will cause the Company not to:

               (a) take any action or omit to take any action that could reasonably be expected to render inaccurate any representation or warranty of Sellers contained in this Agreement (as if such representation or warranty was made on each date from the date of this Agreement to the Closing Date);

               (b) amend any of the Company's articles of association or organizing documents;

               (c) sell, lease, pledge, hypothecate, mortgage, encumber, transfer, or otherwise dispose of or agree to sell, lease, pledge, hypothecate, mortgage, encumber, transfer, license, or otherwise dispose of, or create any Lien on, the Shares;

               (d) commence any proceeding to merge, consolidate or liquidate or dissolve, or obligate itself to do so; or

               (e) enter into any contract, agreement, commitment, option, or obligation which involves the Shares, or the sale, transfer, assignment thereof or any rights therein, including without limitation the right to vote the Shares.

          7.3 Covenant to Satisfy Conditions. Purchaser and Sellers will use their respective commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied.

          7.4 "Market Stand-off" Agreement. If requested by Clearwire or an underwriter of capital stock or other securities of Clearwire in connection with Clearwire's initial public offering, each Seller agrees not to sell or otherwise transfer or dispose of any Clearwire Stock or other securities of Clearwire held by such Seller during the 180 day period, or such longer period as requested by the underwriters, following any registration statement filed under the Securities Act to register capital stock or other securities of Clearwire. Sellers shall execute such agreements as shall be required by the underwriters.

          7.5 Shareholders Agreement. Pursuant to Section 3.3.2 of the Shareholders Agreement, if Clearwire intends to offer shares of its common stock for sale to the public in a Qualified IPO (as defined in the Shareholders Agreement), each Seller has the option to exchange such Seller's Shares for shares of Clearwire common stock and Clearwire has the option to compel such exchange. Purchaser and Sellers agree that this Agreement is intended to fully satisfy each party's obligations under Section 3.3.2 of the Shareholders Agreement, and upon the Closing, neither Purchaser nor Sellers shall have any rights or obligations under Section 3.3.2 of the Shareholders Agreement.

          7.6 Allocation Schedule. Sellers direct that the purchase price be allocated among the Sellers in the manner set forth in Exhibit B hereto. The allocation may or may not be in proportion to such Seller's percentage ownership interest in the Company, and the Sellers may or may not seek pro rata interests in the cash and Clearwire Stock provided under this Agreement. The allocations shall be matters solely determined by Sellers, and Sellers shall waive any claim they may have against Purchaser in this respect and shall indemnify Purchaser from all claims relating thereto.

          7.7 Further Assurances. From time to time on or after the Closing Date, Sellers and Purchaser will execute and deliver to each other all such further assignments, endorsements and other documents as are reasonably requested in order to complete the sale of the Shares to Purchaser, to enable Purchaser to exercise full rights as the sole owner of the Shares and to otherwise carry out the transactions contemplated by this Agreement. Without limitation, to the extent Sellers (or any one of them) shall have ownership interests or rights in the Company other than the Shares, such additional interests shall be conveyed to Purchaser at Closing without additional consideration from Purchaser.

     Section 8. Conditions.

          8.1 Conditions to Obligations of the Sellers. The obligation of the Sellers to sell the Shares shall be subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following condition:

               (a) On the Closing Date, the representations and warranties of Purchaser set forth in Section 6 shall be accurate in all material respects with the same effect as if made on the Closing Date, and Purchaser shall have performed all obligations and complied in all material respects with all covenants required to be performed or to be complied with by it on or prior to the Closing Date under this Agreement.

          8.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Shares, pay the cash portion of the purchase-price as set forth in Section 3.2(i) and deliver the Clearwire Stock as set forth in
Section 3.2(ii), is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

               (a) On the Closing Date, the representations and warranties of each Seller set forth in Section 4 and Section 5 hereof shall be accurate in all material respects with the same effect as if made on the Closing Date, and each Seller shall have performed all obligations and complied in all material respects with all covenants required to be performed or to be complied with by him/her/it prior to the Closing Date under this Agreement. Without limitation, Purchaser shall have no obligation to close the purchase of the Shares unless Purchaser shall acquire the whole of the Shares.

               (b) With respect to any Seller that is an entity, such Seller shall have provided Purchaser full and satisfactory evidence that such Seller has authorized the execution and delivery of this Agreement and the transactions contemplated hereby.

               (c) Sellers shall have obtained and delivered to Purchaser the Consents as defined hereafter) as well as the declarations submitted by each of Margaret Olivia Beckwith-Smith, Damien Schonborn-Bucheim, Deirdre Mary Schonborn-Buchheim and Mathilde Stanislas, containing the unconditional and irrevocable written consent of their respective spouses to the transfer of the Shares owned respectively by each such Seller.

               (d) On the Closing Date there shall not have been any Material Adverse Change. "Material Adverse Change" shall mean any event, change, circumstance or effect that has a material adverse effect on the operations, financial condition, prospects, assets, or operations, of the Company taken as a whole, including the continuing validity and effectiveness of the License.

               (e) Each Seller shall, in form satisfactory to Purchaser, have become bound to the Clearwire Shareholder Agreement.

               (f) Purchaser and the MTH Sellers shall have entered into the MTH Stock Purchase Agreement and all conditions to closing thereunder shall have been met or waived.

          8.3 Conditions to the Obligations of Purchaser and Sellers. The obligation of each of the Sellers to sell the Shares and the Purchaser to purchase the Shares, pay the cash portion of the purchase price as set forth in
Section 3.2(i) and deliver the Clearwire Stock as set forth in Section 3.2(ii), shall be subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

               (a) If required for the consummation of the transactions contemplated herein, all notices, filings and consents required to be made or obtained prior to the Closing by either party or any of their respective Affiliates with any Governmental Authority or any third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (collectively, the "Consents") shall have been made or obtained.

               (b) None of the Sellers nor Purchaser shall be subject to any order, decree, or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which prevents or significantly delays any of the transactions contemplated by this Agreement, or would impose any limitation on the ability of such Seller to sell the Shares or the ability of the Purchaser to effectively exercise full rights of ownership in the Shares.

               (c) The parties to the Shareholders Agreement shall have executed and delivered the Termination of Shareholders Agreement in the form of Exhibit D hereto.

               (d) The parties to the Investment Agreement shall have executed and delivered the Termination of Investment Agreement in the form of Exhibit E hereto.

          8.4 Waiver of Conditions. Either party may waive any condition set forth in this Section 8 to such party's obligations under this Agreement. Except as otherwise provided herein, the result of any such waiver shall be (a) the elimination of the waived condition as a valid basis for the waiving party to refuse to close the transactions contemplated by this Agreement, and (b) the release of the other party from any claim by the waiving party for resulting injuries and damages with respect to that waived condition. Any waivers made under this Section shall not be effective unless in writing.

          8.5 Obligations on Closing. (i) Sellers shall deliver or cause to be delivered to Purchaser the certificates certifying the Shares' recording in the share register of the Company; and such other instruments and documents as Purchaser may reasonably require to vest in Purchaser all right, title and interest of Sellers in and to the Shares, (ii) the share register of the Company shall be amended pursuant to Section 3.6 hereof; (iii) Purchaser shall pay the cash portion of the purchase price as set forth in Section 3.2(i) and deliver the Clearwire Stock as set forth in Section 3.2(ii); and (iv) a board meeting of the Company shall be held in order to acknowledge the resignation of WorldStar Services Ltd. and Specter Cat sprl as directors, officers or representatives of the Company.

     Section 9. Termination.

     This Agreement may be terminated at any time prior to the Closing:

          9.1 by the written agreement of all of the Sellers and Purchaser;

          9.2 by either party if all of the conditions to such party's obligation to close the transactions contemplated herein have not occurred on or before the Closing Date; provided that if the conditions to closing have not been satisfied or waived through the fault of a party, the party at fault shall not have the right to terminate this Agreement pursuant to this Section 9.2;

          9.3 by either Purchaser or Sellers if the Closing has not occurred on or before the date that is ninety (90) days from the date of the execution of this Agreement; provided that if the Closing has not occurred through the fault of a party, the party at fault shall not have the right to terminate this Agreement pursuant to this Section 9.3;

          9.4 by either Purchaser or Sellers if the consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

          9.5 by Purchaser, if any material adverse restriction or condition is placed on the License or the assignment of the Shares.

     Section 10. Notice of Termination.

     In the event of termination of this Agreement and abandonment of the transactions contemplated hereby, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate without further action by any of the parties hereto.

     Section 11. Survival; Indemnification.

          11.1 Survival of Representations and Warranties. The parties hereto hereby agree that the representations, warranties and indemnification obligations contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder provided that all representations and warranties shall terminate and expire (unless notice of claim has been made prior to that time) two (2) years after the Closing Date other than those representations set forth in Sections 4.2 and 44 and Section 5 which shall survive until the end of the sixty day period following the expiration of the applicable statute of limitations.

          11.2 Seller Indemnification. Subject to the provisions of this Section 11, each Seller hereby agrees to indemnify and hold the Purchaser and its Affiliates and their respective directors, officers, employees, shareholders, members, managers, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

               (a) any and all losses, liabilities, assessments, penalties, obligations, damages, costs and expenses whatsoever, including without limitation reasonable attorneys' fees and other professionals' fees and disbursements ("Losses") based upon, attributable to or resulting from the breach of any representation or warranty of such Seller set forth in Section 4 and Section 5 hereof or of any representation or warranty contained in any certificate delivered by or on behalf of such Seller pursuant to this Agreement; and

               (b) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of such Seller under this Agreement.

     The obligations of each of the Sellers under this Section 11.2 are several and not joint.

          11.3 Purchaser Indemnification. Subject to the provisions of this
Section 11, Purchaser hereby agrees to indemnify and hold Sellers and their respective Affiliates, directors, officers, employees, shareholders, members, managers, agents, successors and assigns (the "Seller Indemnified Parties") harmless from and against:

               (a) any and all Losses based upon, attributable to or resulting from the breach of any representation or warranty of Purchaser set forth in
Section 6 hereof, or of any representation or warranty contained in any certificate delivered by or on behalf of Purchaser pursuant to this Agreement; and

               (b) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement.

          11.4 Indemnification Procedures.

               (a) In the event that any liabilities, obligations, claims, actions, suits, proceedings, investigations or judgments ("Claims") shall be asserted by any Person in respect of which payment may be sought under Section 11 hereof, the indemnified party shall reasonably and promptly (and, in any event, within the survival period set forth in Section 11.1 hereof) cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten (10) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable expenses of defending such Claim. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of outside counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim and only for reasonable legal fees. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

               (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay the sums due within 15 calendar days following such notice.

               (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

          11.5 Non-Exclusive Remedy. The remedies hereunder are nonexclusive and the parties shall have all rights at law and equity including rights of setoff.

          11.6 Nature of Payments to the Purchaser. Any amount paid by a Seller to the Purchaser under this Section 11 shall constitute a reduction in the purchase price for such Seller.

     Section 12. Release.

          12.1 Release. Effective at Closing, and without further action by any party hereto, except as otherwise provided in Section 11 above, each Seller (as to each a "Releasing Party") hereby fully and forever releases and discharges Purchaser, Clearwire Belgium, Clearwire, the Company and each of its or their respective agents, principals, shareholders, members, subsidiaries, parents, successors, and assigns from any damages, suits, claims, debts, demands, assessments, obligations, liabilities, attorneys' fees, costs, expenses, rights of action and causes of action, of any nature, whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, accrued or unaccrued, which such Releasing Party now has or may hereafter have, by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date against Purchaser, except this release shall not apply to the obligations of Purchaser under this Agreement.

          12.2 Other Terms. Each of the Releasing Parties: (a) further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon Section 12.1 above; (b) agrees that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the released matters; (c) represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any released matter to any other person or entity and that the foregoing constitutes a full and complete release of the released matters; (d) understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated; and (e) has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all released matters.

     Section 13. Miscellaneous.

          13.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature page of this Agreement.

          13.2 Appointment of Sellers' Representative. The Sellers hereby irrevocably appoint Mr Charles de Bunsen, who hereby accepts this appointment, as their attorney-in-fact ("mandataire") to give and receive all notices, to give all consents, to settle any dispute, and to exercise the rights and fulfill all obligations of the Sellers in all matters relating to any breach of representations or any breach of any undertakings under this Agreement. Any decision of the said attorney-in-fact shall be binding upon the Sellers. It is agreed that the "Sellers" shall be construed as meaning the "representative of the Sellers" for any notice to be received under this Agreement. In the event that Mr Charles de Bunsen should die or for any reason become incapable of fulfilling his duties as attorney-in-fact of the Sellers under this Agreement, the Sellers agree to appoint another attorney-in-fact with the same powers as provided herein within thirty days of such an event and to promptly give notice thereof to the Purchaser.

          13.3 Section Headings. The section headings in this Agreement are for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

          13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Belgium.

          13.5 Arbitration. All disputes arising out of or in connection with this Agreement other than in connection with the determination of the License Value shall be submitted to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"). Any such arbitration shall be conducted in Brussels, Belgium by a panel of three arbitrators, comprised of one arbitrator appointed by the Purchaser and one arbitrator appointed by the Sellers' representative appointed in accordance with
Section 13.2 on behalf of the Seller or Sellers implicated in the dispute and one neutral arbitrator appointed in accordance with ICC Rules.

          13.6 Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

          13.7 Integration; Amendment. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the parties.

          13.8 Waiver. No provision of this Agreement shall be waived unless the waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

          13.9 Attorneys' Fees. Each party shall bear its own costs, fees and expenses, including consultant, accounting and attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby. If any suit or action arising out of or related to this

Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees including without limitation reasonable attorneys' fees to the extent permitted by applicable law, the fees and costs of experts and consultants, copying, courier and telecommunication costs incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.

          13.10 Continuing Agreement; Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties and their respective successors, heirs, and permitted assigns.

          13.11 Assignment. Neither party may assign this Agreement, in whole or in part, without the express, written consent of the other parties.

          13.12 No Third-Party Beneficiary Rights. No Person not a party to this Agreement is an intended beneficiary of this Agreement, and no Person not a party to this Agreement shall have any right to enforce any term of this Agreement.

          13.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          13.14 Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time after the date of this Agreement, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Agreement.

          13.15 Facsimile Signatures. This Agreement may be executed by facsimile signatures, each of which shall be deemed an original and shall be binding upon each of the undersigned as if signed in the original.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                        SELLERS:


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Mathilde TURNAUER, represented for the
                                        purposes of this agreement by Charles de
                                        Bunsen, attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Damian SCHONBORN-BUCHHEIM, represented
                                        for the purposes of this agreement by
                                        Charles de Bunsen, attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Deirdre Mary SCHONBORN-BUCHHEIM,
                                        represented for the purposes of this
                                        agreement by Charles de Bunsen,
                                        attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Baltisches Haus Limited, represented for
                                        the purposes of this agreement by
                                        Charles de Bunsen, attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Jacques du CHASTEL, represented for the
                                        purposes of this agreement by Charles de
                                        Bunsen, attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Moncheur & Cie, represented for the
                                        purposes of this agreement by Charles de
                                        Bunsen, attorney-in-fact

                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Margaret Olivia BECKWITH-SMITH,
                                        represented for the purposes of this
                                        agreement by Charles de Bunsen,
                                        attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Aberdeen Capital Limited, represented
                                        for the purposes of this agreement by
                                        Charles de Bunsen, attorney-in-fact


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Herve Lionel Bernard GONCALVES,
                                        represented for the purposes of this
                                        agreement by Charles de Bunsen,
                                        attorney-in-fact


                                        PURCHASER:

                                        Clearwire Europe S.a r.l.

                                        Represented for the purposes of this
                                        agreement by:


                                        /s/ Gail Smith
                                        ----------------------------------------
                                        Name: Gail Smith
                                        Title: Attorney-in-fact

                                        Address:
                                        Clearwire Europe S.a r.l.
                                        5808 Lake Washington Blvd. Suite 300
                                        Kirkland, WA 98033
                                        Attention: Vice President, Legal
                                        Affairs
                                        Facsimile: (425) 216-7900

                                        INTERVENING PARTIES:
                                        for the purposes of Section 3.7

                                        MAC Telecom Holdings SA

                                        Represented for the purposes of this
                                        waiver by two directors:


                                        /s/ Axel Beghin
                                        ----------------------------------------
                                        Name: Specter Cat SPRL, represented by
                                              Axel Beghin
                                        Title: Director


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Name: Charles de Bunsen
                                        Title: Director


                                        MAC Telecom SA

                                        Represented for the purposes of this
                                        waiver by its managing director:


                                        /s/ Axel Beghin
                                        ----------------------------------------
                                        Name: Specter Cat SPRL, represented by
                                              Axel Beghin
                                        Title: Managing director


                                        Charles de Bunsen
                                        For the purpose of the approval of
                                        Section 13.2 and the acceptance of his
                                        appointment thereunder


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Charles de Bunsen

                                LIST OF EXHIBITS:

Exhibits:

Exhibit A: List of Sellers
Exhibit B: Allocation
Exhibit C: Clearwire Shareholder Agreement
Exhibit D: Termination of MAC Shareholders Agreement
Exhibit E: Termination of Investment Agreement

                                    EXHIBIT A

                                 LIST OF SELLERS

Baltisches Haus Ltd
Clinch's House
Lord Street
Douglas
Isle of Man
United Kingdom

Aberdeen Capital Ltd
P.O. Box 3175
Road Town - Tortola
British Virgin Islands

Margaret Olivia Beckwith-Smith
Maybanks
Rudgwick
Nr Horsham
RH12 3AA West Sussex
Great Britain

Jacques du Chastel
6 Redcliffe Mews
SW10 9JU London
Great Britain

Moncheur & Cie
Rue de la Corraterie 10
1204 Geneva
Switzerland

Deirdre Mary Schonborn-Buchheim
Wayerburg 26
2031 Eggendorf
Austria

Mathilde Turnauer
Opernring 19
1010 Vienna
Austria

Damian Schonborn-Buchheim
Wayerburg 26
2031 Eggendorf
Austria

Herve Goncalves
Rue du Docteur Lesigne 34
14100 Lisieux
France

                                    EXHIBIT B

                                   ALLOCATION

                                   %OF
                      # MAC    ADDITIONAL    PURCHASE
NAME                  SHARES     PAYMENT    PRICE ($)   CLEARWIRE STOCK                         BANK ACCOUNT
----                  ------   ----------   ---------   ---------------                         ------------
Baltisches Haus Ltd    1,237      52.66           --        185,088                                  --

Aberdeen Capital         355      12.09       70,823         42,494       Citibank NA, 111 Wall Street, New York, N.Y. 10043 Swift
   Ltd                                                                    code:
                                                                          CITIUS33
                                                                          Account number: 36155944 ABA number: 021 000 089
                                                                          Beneficiary: Swissquote Bank, Route des Avouillons 16,
                                                                          CH-1196 Gland (Swift code: SWQBCHZZXXX)
                                                                          Sub Acc Name: Aberdeen Capital Limited
                                                                          Sub Acc No: 201753/01
Margaret Olivia          355      15.13           --         53,117                                  --
   Beckwith-Smith

Jacques du Chastel       195       6.66       38,903         23,342       IBAN BE8267645074 0168
                                                                          BIC DEGRBEBB

Moncheur & Cie           145       4.95       28,928         17,357       IBAN CH30 0876 0000 0091 5890 0
                                                                          BIC: LOCYCHGG

Deirdre Mary             102       2.77       37,000          9,712       IBAN AT60 1100 0032 4046 6700
   Schonborn-                                                             BIC BKAUATWW
   Buchheim

Mathilde Turnauer        102       2.77       37,000          9,712       IBAN or SWIFT AT727632005115110017

Damian Schonborn-         87       2.97       17,356         10,414       IBAN AT60 1100 0032 4046 6700
   Buchheim                                                               BIC BKAUATWW

Herve Goncalves            6       0.00        5,985              0       IBAN BE37310168880928
                                                                          Swift code: BBRUBEBB
                       -----     ------      -------        -------
TOTAL                  2,584     100.00      235,995        351,236
                       =====     ======      =======        =======


                                                                       EXHIBIT B

                                       SPA

                                                                                  %        %      % of
                                                               MAC      MAC     fully    total    total
                                                             shares   shares   diluted   grant   excess
                                                             ------   ------   -------   -----   ------
MTH                                  MTH shares   % in MTH    7,441              29.31
   Axel                                 3,295       13.008                                8.75     3.46    12.37
   Nicolas                              7,295       28.800                               22.85     9.02    32.31
   Charles                              9,548       37.694                               25.34    10.01    35.83
   Matthew                              5,192       20.497                               13.78     5.44    19.49
                                       25,330      100.000                               70.72            100.00
Clearwire Europe                                              7,218
Clearwire Europe FD                                          15,361              60.51

Minority shareholders                                         2,584              10.18
   Baltisches Haus                                                     1,237             15.42     6.09    52.66
   Aberdeen Capital                                                      355              3.54     1.40    12.09
   Margaret Olivia Beckwith-Smith                                        355              4.43     1.75    15.13
   Jacques du Chastel                                                    195              1.95     0.77     6.66
   Moncheur & Cie                                                        145              1.45     0.57     4.95
   Deirdre Mary Schonborn-Buchheim                                       102              0.81     0.32     2.77
   Mathilde Turnauer                                                     102              0.81     0.32     2.77
   Damian Schonborn-Buchheim                                              87              0.87     0.34     2.97
   Herve Goncalves                                                         6                 0     0.00     0.00
                                                                                         29.28            100.00
TOTAL MAC SHARES                                             17,243    2,584    100.00            39.49
Total MAC securities                                         25,386

Fully diluted MAC shares

                                  EXHIBIT C(I)

                        JOINDER IN STOCKHOLDERS AGREEMENT

     This Joinder in Stockholders Agreement ("Joinder") is made and entered into this ___ day of ________, 2006, by and between Clearwire Corporation, a Delaware corporation (the "Company"), and the party whose signature appears below (the "Joining Party").

                                    RECITALS:

WHEREAS, the Joining Party has acquired or intends to acquire shares of capital stock of the Company; and

WHEREAS, pursuant to Section 13.09 of that certain Amended and Restated Stockholders Agreement, between the Company and its stockholders, dated as of March 16, 2004 (the "Stockholders Agreement"), the Joining Party may become a party to the Stockholders Agreement by execution of an instrument such as this Joinder.

NOW, THEREFORE, the Joining Party agrees as follows:

1.   JOINDER

     By execution of this Joinder by the Joining Party and acceptance hereof by the Company, the Joining Party is and agrees to become a party to, subject to all the conditions, restrictions, obligations and duties of a Stockholder of the Company under the Stockholders Agreement, including the restrictions on transfer of the shares acquired from the Company and the requirement that the Joining Party vote its shares in accordance with the terms thereof.

2.   AGREEMENT TO BE BOUND BY AGREEMENT

     This Joinder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any rules governing conflicts of laws.

3.   COUNTERPARTS

     This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COMPANY:                                JOINING PARTY:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                  EXHIBIT C(II)

                        CLEARWIRE SHAREHOLDERS AGREEMENT

                                                                    CONFIDENTIAL

                              CLEARWIRE CORPORATION

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This Amended and Restated Stockholders Agreement ("Agreement") is made as of the 16th day of March, 2004 by and among Clearwire Corporation, a Delaware corporation (the "Company"), and each stockholder of the Company listed on Schedule A hereto executing this Agreement (a "Stockholder").

                                    RECITALS

          A. Flux Fixed Wireless, LLC ("FFW") has formed the Company to engage in strategic acquisitions to assemble spectrum rights and other assets to develop a competitive wireless broadband services company.

          B. The parties deem it in their respective best interests to provide for an agreed composition of the Board of Directors, for certain restrictions on the transfer of any interest in the current or future classes of the capital stock of the Company (the "Shares"), and for the purchase of Shares upon the occurrence of certain events, and the parties believe that such restrictions will minimize the business disruption that could result from transfers and decisions not made in accordance with this Agreement.

          C. The Company and certain Stockholders entered into that certain Stockholders Agreement dated as of November 13, 2003 (the "Original Agreement").

          D. Prior to the date hereof, NextNet Wireless, Inc. ("NextNet") has agreed to have a subsidiary of the Company merge with and into NextNet, and pursuant to such merger, certain stockholders of NextNet will receive shares of the Company's Class A Common Stock and warrants to purchase shares of the Company's Class A Common Stock.

          E. The Stockholders own 100% of the issued and outstanding Shares (such issued and outstanding Shares, together with any securities of the Company that Stockholders may later acquire, are referred to collectively as the "Stock").

          F. The parties desire to amend the Original Agreement as set forth herein.

          G. Certain capitalized terms used in this Agreement have the definitions provided in Section 12 hereof.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                                    AGREEMENT

                              1. PREEMPTIVE RIGHTS

1.01 GRANT OF PREEMPTIVE RIGHTS

     The Company hereby grants to each Eligible Stockholder and each Eligible NextNet Stockholder the preemptive rights set forth in this Section 1 with respect to each issuance of Shares, or securities or instruments convertible into or exchangeable or exercisable for any Shares, of any class of capital stock of the Company, other than the Stock that is issued and outstanding as of the date of this Agreement and other than Shares issued or issuable in the following circumstances (collectively, subject to the following exceptions, "New Shares"):

     (a) Shares issued pursuant to Section IV, Section 2.(d) of the Certificate;

     (b) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issuable or issued to employees, consultants, directors, vendors, lessors or others with whom the Company conducts business, provided that such shares, options, warrants or other rights are issued directly in a transaction approved by the Board of Directors of the Company or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and provided further that each of the foregoing transactions is primarily for non-financing purposes;

     (c) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions;

     (d) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued pursuant to transactions involving technology licensing, research or development activities, the use or acquisition of strategic assets, properties or rights, or the distribution, manufacture or marketing of the Company's products, provided that each of the foregoing transactions is primarily for non-financing purposes;

     (e) Shares issuable or issued in connection with bona fide acquisitions of or by the Company whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, the terms of which are approved by the Board of Directors of the Company;

     (f) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued or issuable (i) to the public pursuant to the IPO or (ii) upon exercise of warrants or rights granted to underwriters in connection with such IPO;

     (g) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issuable or issued pursuant to agreements and warrants existing on the date hereof that are listed on Schedule 1.01 to this Agreement;

     (h) Shares issued upon conversion of convertible securities or instruments outstanding on the date hereof that are issued in compliance with the preemptive rights set forth in this Section 1; and/or

     (i) Shares issued in connection with any stock split, stock dividend, reserve stock split or other distribution of shares that does not affect the economic interests or rights of holders of Shares.

1.02 EXERCISE OF PREEMPTIVE RIGHTS

     Each time after the date of this Agreement and prior to the time that the Company proposes to offer any New Shares, the Company shall first make an offering of such New Shares to the Eligible Stockholders and the Eligible NextNet Stockholders in accordance with this Section 1.02.

     (a) The Company shall deliver a notice (the "Issue Notice") to the Eligible Stockholders and the Eligible NextNet Stockholders stating (i) the bona fide intention of the Company to offer such New Shares, (ii) the number of such New Shares to be offered, and (iii) the price and terms upon which the Company proposes to offer such New Shares.

     (b) By written notification received by the Company, within 10 business days after receipt of the Issue Notice, each Eligible Stockholder and each Eligible NextNet Stockholder may elect to purchase, at the price and on the terms specified in the Issue Notice, a portion of such New Shares that equals the proportion that the number of shares of Stock including any options, warrants or other share purchase rights held by such Stockholder bears to the total number of shares of Stock of the Company then outstanding, on a fully diluted basis, but excluding (i) any options, warrants or other rights to acquire Shares where the fair market value of the Shares issuable on the exercise of such options, warrants or other rights, as determined in good faith by the Board of Directors of the Company, is less that the exercise price of such options, warrants or other rights and (ii) any Shares and options, warrants or other rights to acquire Shares that are reserved but unallocated pursuant to any stock plan. Such written notification shall be a binding, irrevocable commitment to purchase such New Shares.

     (c) If Eligible Stockholders and the Eligible NextNet Stockholders do not elect to purchase all of the New Shares that Eligible Stockholders and the Eligible NextNet Stockholders are entitled to purchase under subsection (b), the Company may offer the unsubscribed portion of such New Shares to any Persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Issue Notice, provided that the Company completes the offer and sale of such unsubscribed portion within 120 business days after the date the applicable Issue Notice is first delivered to stockholders of the Company.

     (d) Each of HITN and Clearwire may assign its rights under this Section 1 to a Designee; provided, that the Company shall only be obligated to deliver Issue Notices to HITN and Clearwire. No other Stockholder may assign its rights under this Section 1 without the consent of the Company which may be withheld at its sole discretion.

1.03 RECAPITALIZATIONS, REORGANIZATIONS, BANKRUPTCY

     The Company grants to each Eligible Stockholder and each Eligible NextNet Stockholder a preemptive right to participate on a pro rata basis (calculated pursuant to Section 1.02(b) above) with any McCaw Entity in any recapitalization, reorganization, bankruptcy or similar transaction of the Company effected in such a manner that the preemptive rights granted pursuant to
Section 1.01 do not apply (a "Restructuring"). The Company shall deliver a notice (the "Restructuring Notice") to the Eligible Stockholders and the Eligible NextNet Stockholders stating (i) the bona fide intention of the Company to engage in a Restructuring, (ii) a description of the Restructuring, and (iii) the price and terms upon which the Eligible Stockholders and Eligible NextNet Stockholders will be entitled to participate. By written notification received by the Company, within 10 business days after receipt of the Restructuring Notice, each Eligible Stockholder and each Eligible NextNet Stockholder may elect to participate in the Restructuring at the price and on the terms specified in the Restructuring Notice, which indicates price and terms shall be identical to those offered to the McCaw Entities. Such written notification shall be a binding, irrevocable commitment to participate in the Restructuring on the same terms and conditions as the McCaw Entities.

1.04 TERMINATION OF PREEMPTIVE RIGHTS

     If an Eligible NextNet Stockholder fails to fully exercise its preemptive rights pursuant to Section 1.01 or Section 1.03 at any time, then such Eligible NextNet Stockholder shall no longer be entitled to any preemptive rights pursuant Section 1.01 and Section 1.03 and such rights shall be terminated in their entirety with respect to such NextNet Stockholder; provided, however, that such rights shall not terminate in connection with the first opportunity to exercise the rights granted under Sections 1.01 and 1.03 so long as the Eligible NextNet Shareholder has purchased at least 50% of the Shares that the Eligible NextNet Shareholder was entitled to purchase.

                             2. ANTI-DILUTION RIGHTS

2.01 GRANT OF ANTI-DILUTION RIGHTS

     The Company shall not issue and sell or agree to issue and sell New Shares to a McCaw Entity for consideration per share that is less than the Trigger Price in effect immediately prior to such issue (each, a "Dilutive Issuance"), unless the Company concurrently issues to each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees) for no consideration a number of New Shares equal to (i) such Stockholder's Adjusted Shares less (ii) such Stockholder's Original Shares. No fractional Shares shall be issued pursuant to this Section 2.01. The number of Shares issued shall be rounded up to the nearest integral number of whole Shares.

     For the purposes of this Section 2.01, for each Dilutive Issuance, the following terms shall have the following meanings:

     (a) "Adjusted Shares" means, for each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees), the number obtained by dividing (x) such Stockholder's Original Shares by (y) the product of (1) the Trigger Price in effect immediately prior to such issue multiplied by
(2) the Adjustment Ratio.

     (b) "Adjustment Ratio" means the fraction in which (i) the numerator is the sum of (A) the total number of all shares of capital stock of the Company issued and outstanding immediately prior to Dilutive Issuance, and (B) the number of shares that the aggregate consideration received by the Company from the McCaw Entities in the Dilutive Issuance would purchase at the Trigger Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator is the sum of (C) the total number of all shares of capital stock of the Company issued and outstanding immediately prior to the Dilutive Issuance and (D) the total number of all New Shares that the Company issues to the McCaw Entities in the Dilutive Issuance. For the purposes of this Section 2.01, the total number of all shares of capital stock of the Company issued and outstanding immediately prior to the Dilutive Issuance shall be determined on a fully-diluted and as-converted to Class A Common Stock basis (but excluding any shares and options, warrants or other rights to acquire shares that are reserved but unallocated pursuant to any stock plan);

     (c) "Original Shares" means, for each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees), the total number of Shares held by HITN, ISA, Clearwire or NextNet Stockholders, as applicable, on March __, 2004 or hereafter acquired by HITN, ISA or Clearwire, as applicable, pursuant to an agreement with the Company existing on the date hereof (other than pursuant to this Agreement), excluding any Shares acquired at an effective price less than the Trigger Price in effect immediately prior to the issuance that results in an anti-dilutive adjustment pursuant to this
Section 2.01, and that are held by such Stockholder immediately prior to a Dilutive Issuance (as adjusted for any stock split, stock dividend, reverse stock split or other distribution of shares); and

     (d) "Trigger Price" shall initially mean the Original Issue Price. The Trigger Price shall be proportionately adjusted from time to time for any stock splits (subdivisions or combinations), stock dividends, recapitalizations or reorganizations pursuant to which securities of the Company are issued with respect to a Stockholder's Original Shares.

2.02 AUTOMATIC WAIVER OF ANTI-DILUTION RIGHTS

     If a Stockholder exercises its preemptive rights pursuant to Section 1 hereof with respect to any new financing that would otherwise trigger the rights under this Section 2, such Stockholder's exercise of its preemptive rights shall be deemed an automatic waiver of such Stockholder's rights to receive additional Shares pursuant to Section 2.01.

2.03 TERMINATION OF ANTI-DILUTION RIGHTS

     The rights granted under this Section 2 shall terminate immediately after the closing of one or more equity financing transactions in which the Company raises an aggregate of $75,000,000 at a pre-money valuation of at least $250,000,000 and a value per Share of Common Stock of at least $3.00, as established in good faith by the Company's Board of Directors.

                     3. ADDITIONAL MCCAW ENTITY INVESTMENTS

     The parties acknowledge and agree that the McCaw Entities shall have the unfettered right to invest additional funds and property in the Company at any time and from time to time in exchange for additional Shares of Class B Common Stock at the higher of (i) the higher of the Original Issue Price or the Current Price, or (ii) the price otherwise established for such purpose by agreement between the Company and one or more of the McCaw Entities or by decision of the Board of Directors from time to time, subject only to the rights of the other Stockholders under Section 1 hereof. If the price for the additional Shares of Class B Common Stock is less than the higher of the Original Issue Price or the Current Price, the transaction shall be fair to the Company and require the approval of the Disinterested Directors; provided further, that the approval of the Disinterested Directors shall not be required in the event the purchase of Shares by a McCaw Entity is pursuant to the exercise of its preemptive rights pursuant to Section 1 hereof.

                          4. RESTRICTIONS ON TRANSFERS

4.01 DEFINITION OF A TRANSFER

     For purposes of this Agreement the term "Transfer" shall be interpreted broadly to include, by way of example and without limitation whatsoever, any direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation, or other transfer or disposition, for consideration or otherwise, whether voluntarily, involuntarily, by operation of law, or otherwise. In addition, with respect to a Stockholder that is an entity, the term "Transfer" includes (i) the direct or indirect transfer of a controlling ownership or voting interest in such Stockholder or in the ultimate direct or indirect controlling Person (or group of Persons acting in concert) of such Stockholder, (ii) any transaction such as new issuances of equity, a merger or other business combination, spin-off or distribution that would result in a Change in Control of such Stockholder or of the ultimate direct or indirect controlling Person (or group of Persons) of such Stockholder, and (iii) any dividend, distribution, or other transfer of Stock from the Stockholder to any of its owners, in dissolution, liquidation, or otherwise.

4.02 GENERAL RESTRICTIONS

     No Share or any interest therein, whether legal, beneficial or otherwise, shall be validly Transferred, and no purported transferee shall be recognized as a Stockholder of the Company for any purpose whatsoever, except in accordance with the terms of this Agreement. A Transfer or attempt to Transfer subject to the terms of this Agreement shall be deemed to occur whenever an interest in a Share is transferred or is attempted to be transferred, whether voluntarily, involuntarily, by operation of law, or otherwise, whether or not any change in the record of the ownership of the Shares occurs.

4.03 PERMITTED TRANSFERS

     Except for the purposes of Section 4.04, the definition of the term "Transfer" shall not include, and the restrictions on Transfers in this Agreement shall not apply to, any of the following transactions (each, a "Permitted Transfer"):

     (a) Any issuance of equity securities by the Company or purchase of Shares by the Company.

     (b) Any transfer by a Stockholder of all, but not less than all, of such Stockholder's Shares to the spouse or any lineal descendant of such Stockholder, including adopted children, or to a trust for the exclusive benefit of such Stockholder or such Stockholder's spouse or lineal descendants (provided, in the case of a trust, that the existing trustees of such trust have the power to act with respect to the trust's assets without court approval).

     (c) Any transfer to the estate or personal representative of the estate of a deceased Stockholder.

     (d) Any transfer by Clearwire to any Qualified Clearwire Stockholder or any Qualified Transferee, provided, that immediately after giving effect to such transfer the total number of Clearwire Stockholders (including Clearwire itself) will not exceed thirty-three (33).

     (e) Any transfer after the fourth anniversary of the date of this Agreement, by a venture capital fund that is winding down and liquidating to (i) the partners, members or other equity holders of such fund, (ii) the partners, members or other equity holders or employees of the managing or controlling partners, members or other equity holders of such fund and (iii) a trust for the benefit of any of the foregoing.

     (f) Any transfer of Stock to a McCaw Entity (other than the Company and its subsidiaries).

     (g) Any transfer by a McCaw Entity to strategic partners, Associates, or Affiliates of a McCaw Entity.

     (h) Any conversion, exchange, or exercise of convertible, exchangeable, or exercisable securities, stock options, or warrants if in all cases the holder of the issued Stock after such conversion or exercise is the same as the holder of the converted or exercised securities.

     (i) Any pledge of Shares pursuant to a bona fide loan transaction which creates a mere security interest (with no rights to vote the Shares), provided that foreclosure of such pledge is not a Permitted Transfer unless it otherwise complies with this Section 4.03.

     (j) Any transfer in connection with a share exchange, merger, consolidation, or reorganization of the Company that is approved by the Company or its stockholders in accordance with the Governing Documents, the DGCL, and this Agreement.

     (k) Any transfer by a Stockholder to a Qualified Transferee who is acquiring all, but not less than all, of such Stockholder's Shares with the prior written consent of the Company, which shall not be unreasonably conditioned, withheld or delayed.

     (l) Any transfer by a Stockholder with the prior written consent of the Company, which it may withhold in its sole discretion.

     (m) Any transfer after a Termination Event.

4.04 CONDITIONS PRECEDENT TO ALL TRANSFERS AND PERMITTED TRANSFERS

     No Stockholder shall Transfer any Stock except in compliance with applicable federal and state securities laws. The Company may, as a condition to any proposed Transfer pursuant to an exemption from the registration requirements under applicable federal and state securities laws, require that the Stockholder proposing to Transfer Stock provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that the Transfer is so exempt. No Transfer shall be effective unless such Transfer is made in accordance with applicable federal and state securities laws and the transferee has executed and delivered a Joinder in the form attached as Exhibit A, in favor of the Company and each Stockholder, stating that by acquiring such Stock, the transferee has agreed to all terms and conditions of this Agreement as if such transferee were an original party hereto.

                         5. MCCAW ENTITY PURCHASE RIGHTS

5.01 RIGHT OF FIRST REFUSAL

     With respect to any Transfer, or agreement to engage in a Transfer, prior to the earlier of (i) January 1, 2009 or (ii) a Termination Event, the McCaw Entities shall have, and each other Stockholder hereby irrevocably grants to the McCaw Entities, the rights (the "Right of First Refusal") described in this
Section 5.01.

     (a) A Stockholder (other than a McCaw Entity) (the "Selling Stockholder") that desires to Transfer its Stock in compliance with this Section 5.01 must first receive a bona fide, written, binding offer and commitment ("Offer") for the acquisition of any or all of the Transferor's Shares from a Qualified Transferee (other than an Affiliate or an Associate of the Selling Stockholder), that is capable of consummating the proposed acquisition on the terms of the Offer, conditioned only on the exercise of Stockholder rights under this Agreement and satisfaction of customary closing conditions. Upon receipt and acceptance of an Offer, the Selling Stockholder shall give written notice (the "ROFR Notice") to FFW stating that the Selling Stockholder intends to Transfer Stock. The ROFR Notice shall identify the Qualified Transferee, specify the type and number of shares of Stock to be Transferred to the Qualified Transferee (the "ROFR Shares"), specify the per share price (in cash or other consideration) (the "Sale Price") that the Qualified Transferee has agreed to pay for the ROFR Shares, and enclose an accurate summary of all terms and conditions of the proposed transfer.

     (b) The ROFR Notice shall constitute the Selling Stockholder's binding offer to sell the ROFR Shares to the McCaw Entities on the terms set forth in the ROFR Notice and this Agreement. The McCaw Entities, or any of them, shall have 10 business days after delivery of the ROFR Notice (subject to any required regulatory approvals, provided that the appropriate McCaw Entity is using commercially reasonable efforts to satisfy such regulatory condition as soon as reasonably practicable) (the "ROFR Exercise Period") to exercise its right to purchase all, but not less than all of, the ROFR Shares at the Sale Price and upon the other terms and conditions set forth in the ROFR Notice by written notice to the Selling Stockholder within the ROFR Exercise Period.

     (c) Failure to deliver such a notice within the ROFR Exercise Period shall constitute waiver of the Right of First Refusal with respect to the ROFR Shares, and the Selling Stockholder shall have ninety (90) business days thereafter to complete the transfer of the ROFR Shares to the Qualified Transferee pursuant to the Offer; otherwise, the ROFR Shares shall thereupon be again subject to the right of first refusal described in this Section 5.01 before any transfer can be made.

     (d) Delivery of a notice exercising the Right of First Refusal shall create a binding contract between the applicable McCaw Entities and the Selling Stockholder for the purchase and sale of the ROFR Shares at the Sale Price and on the terms and conditions in the Offer and this Section 5.01. In that event, the McCaw Entities exercising the right of first refusal shall deliver the Sale Price for the ROFR Shares, in immediately available funds, to the Selling Stockholder to effectuate the Transfer of the ROFR Shares within five business days after the end of the ROFR Exercise Period or the satisfaction of the conditions to closing contained in the ROFR Notice provided that the appropriate McCaw Entity is using commercially reasonable efforts to cause such condition to be satisfied as soon as reasonably practicable. The Selling Stockholder shall effectuate the Transfer of the ROFR Shares by promptly delivering to the applicable McCaw Entities one or more certificates, properly endorsed for transfer, that represent the ROFR Shares, together with stock powers and such other closing documentation at the applicable McCaw Entities may reasonably request.

     (e) A Transfer to one of the McCaw Entities or a Qualified Transferee in accordance with this Section 5.01 is not subject to Section 4.02 or Section 7.

5.02 RIGHT OF FIRST OFFER

     At any time prior to the earlier of (i) January 1, 2009 or (ii) a Termination Event, when the McCaw Entities do not have the Right of First Refusal (other than with respect to a Permitted Transfer), the McCaw Entities shall have, and each Stockholder hereby irrevocably grants to the McCaw Entities, the rights (the "Right of First Offer") described in this Section 5.02:

     (a) A Selling Stockholder that desires to Transfer its Stock in compliance with this Section 5.02 must first give written notice (the "ROFO Notice") to FFW stating that the Selling Stockholder intends to Transfer Stock. The ROFO Notice shall identify the Qualified Transferee, if known, and specify the type and number of shares of Stock to be Transferred (the "ROFO Shares") and specify the proposed Sale Price.

     (b) The ROFO Notice shall constitute the Selling Stockholder's binding offer to sell the ROFO Shares to the McCaw Entities on the terms set forth in the ROFO Notice and this Agreement. The McCaw Entities, or any of them, shall have 10 business days after delivery of the ROFO Notice (subject to any required regulatory approvals, provided that the appropriate McCaw Entity is using commercially reasonable efforts to satisfy such regulatory condition as soon as reasonably practicable) (the "ROFO Exercise Period") to exercise its right to purchase all, but not less than all of, the ROFO Shares at the Sale Price and upon the other terms and conditions set forth in the ROFO Notice by written notice to the Selling Stockholder within the ROFO Exercise Period.

     (c) Failure to deliver such a notice within the ROFO Exercise Period shall constitute waiver of the Right of First Offer with respect to the ROFO Shares, and the Selling Stockholder shall have ninety (90) calendar days thereafter to complete the transfer of the ROFO Shares to a Qualified Transferee at a price no lower than the Sale Price and the other terms set forth in the ROFO Notice, or other terms that taken as a whole are no less favorable to the Selling Stockholder; otherwise, the ROFO Shares shall thereupon be again subject to the Right of First Offer described in this Section 5.02 before any transfer can be made.

     (d) Delivery of a notice exercising the Right of First Offer shall create a binding contract between the applicable McCaw Entities and the Selling Stockholder for the purchase and sale of the ROFO Shares at the Sale Price and on the terms and conditions in the ROFO Notice and this Section 5.02. In that event, the McCaw Entities exercising the Right of First Offer shall deliver the Sale Price for the ROFO Shares, in immediately available funds, to the Selling Stockholder to effectuate the Transfer of the ROFO Shares within five business days after the end of the ROFO Exercise Period or the satisfaction of the conditions to closing contained in the ROFO Notice provided that the appropriate McCaw Entity is using commercially reasonable efforts to cause such condition to be satisfied as soon as reasonably practicable. The Selling Stockholder shall effectuate the Transfer of the ROFO Shares by promptly delivering to the applicable McCaw Entities one or more certificates, properly endorsed for transfer, that represent the ROFO Shares, together with stock powers and such other closing documentation at the applicable McCaw Entities may reasonably request.

     (e) A Transfer in accordance with this Section 5.02 is not subject to
Section 4.02 or Section 7.

                 6. PARTICIPATION IN TRANSFERS BY MCCAW ENTITIES

6.01 DRAG/TAG NOTICE

     In the event ("Participation Trigger") any one or more McCaw Entities (the "Selling McCaw Entities") commits to a Transfer of 25% or more of all Stock then held by all McCaw Entities in a bona fide arm's-length transaction, or a series of related bona fide arm's length transactions, with a Person that is not an Affiliate of the McCaw Entities, then before consummating the sale, the Selling McCaw Entities shall give written notice (the "Drag/Tag Notice") to all other Stockholders informing them of the material terms of the Transfer, including the identity of the potential purchaser, the type and number of shares of Stock to be transferred to the potential purchaser (the "Drag/Tag Shares"), the weighted average price per share to be paid by the potential purchaser to any selling McCaw Entities (the "Drag/Tag Price"), and the transfer date.

6.02 EXERCISE OF DRAG ALONG RIGHT

     (a) The Selling McCaw Entities shall have the right (subject to the regulatory approvals), exercisable upon written notice to the other Stockholders within 10 business days after the delivery of the Drag/Tag Notice, to require all other Stockholders to Transfer their Drag Along Pro Rata Share (as defined herein) concurrently with the Transfer by the Selling McCaw Entities at the Drag/Tag Price and on the same terms and conditions as those received by the

Selling McCaw Entities (the "Drag Along Right"). The Selling McCaw Entities shall specify in the Drag/Tag Notice the number of shares to be sold by each Stockholder, which shall equal the product of the Stockholder's Percentage times the number of Drag/Tag Shares (the "Drag Along Pro Rata Share").

     (b) Notwithstanding Section 6.01 and subparagraph (a) of this Section 6.02, with respect to any Shares held by HITN, the Selling McCaw Entities may only exercise the Drag Along Right if such Selling McCaw Entity commits to a Transfer of 51% or more of all Stock then held by all McCaw Entities in a bona fide arm's-length transaction with a Person that is not an Affiliate of the McCaw Entities unless the Drag/Tag Price equals 2 times the Original Issue Price.

6.03 EXERCISE OF TAG-ALONG RIGHT

     If, upon the occurrence of a Participation Trigger, none of the Selling McCaw Entities invoke their Drag Along Rights pursuant to Section 6.02, then before consummating the sale, each Stockholder shall have the right (subject to the regulatory approvals) ("Tag Along Right"), exercisable upon written notice to the Selling McCaw Entities within 10 business days after the delivery of the Drag/Tag Notice, to participate in the Selling McCaw Entities' Transfer of Drag/Tag Shares. Such written notice shall constitute the Stockholder's election to cause the transferee to purchase, at the Drag/Tag Price and on the terms and conditions as those received by the Selling McCaw Entities, a portion of the Stockholder's Stock equal the product of the Stockholder's Percentage times the number of Drag/Tag Shares.

6.04 DELIVERY OF SHARES; CLOSING

     At least three days prior to the transfer date (provided that the other Stockholders shall have received at least 10 business days' advance notice of the transfer date), all selling Stockholders shall deliver to the Company the certificates evidencing their respective Stock to be sold under this Section 5.02, duly endorsed for transfer to the potential purchaser. On the transfer date and provided that the McCaw Entities consummate the Transfer of their pro rata share of the Drag/Tag Shares to the potential purchaser at the Drag/Tag Price and on the same terms and conditions, then the Company shall deliver the certificates evidencing all Drag/Tag Shares held by the Stockholders to the purchaser against payment of the Drag/Tag Price for such Stock, and the Company shall promptly remit such payment to the Stockholders in the respective amounts due them without reduction or adjustment of any kind except as may be required by law.

6.05 INAPPLICABILITY OF TRANSFER RESTRICTIONS

     A Transfer in accordance with this Section 6 is not subject to Section 4.02 or 7.

6.06 REMEDIES

     Each Stockholder hereby consents to every sale pursuant to this Section 6, and hereby agrees to sell its Stock on the terms and conditions approved by the McCaw Entities. All Stockholders shall take all necessary actions approved by the McCaw Entities in connection with the consummation of the sale, so long as all such actions are equally applicable to the McCaw

Entities, including the execution of such agreements and such instruments and other actions reasonably necessary (a) to the extent required by the potential purchaser, to make, severally but not jointly, the same customary representations, warranties, indemnities, covenants, conditions, escrow agreements, and other agreements relating to such sale and (b) to effectuate the allocation and distribution of the aggregate consideration upon the sale as set forth in this Section 5.02.

     In the event a Stockholder fails to comply with the requirements of this
Section 5.02, the McCaw Entities and the Company shall have, in addition to whatever other rights they may have in law or in equity, such call rights against such Stockholder as shall be necessary and appropriate to effect the intent of this Section 6, and the Stockholders agree to be bound by such call rights.

            7. OTHER EVENTS CONSTITUTING AN OFFER TO PURCHASE SHARES

7.01 REPURCHASE EVENTS

     Except for Permitted Transfers and Transfers pursuant to Section 5 or 6 (as to Right of First Refusal, Drag-Along Rights, and Tag-Along Rights), any one or more of the following events or conditions with respect to a Stockholder shall be deemed to constitute a "Repurchase Event" with respect to such Stockholder's
Shares:

     (a) The filing of a petition in bankruptcy by or against a Stockholder or any general assignment by a Stockholder for the benefit of such Stockholder's creditors;

     (b) The dissolution or commencement of liquidation of a Stockholder that is an entity, except for a Transfer in accordance with Section 4.03(d) or 4.03(k);

     (c) The Change of Control of a Stockholder that is an entity without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed; or

     (d) Any Transfer, or any other event which, were it not for the provisions of this Agreement, would cause any such Shares or any interest therein to be transferred, in violation of Section 4 of this Agreement.

7.02 OFFER NOTICE

     Within 30 days after the occurrence of a Repurchase Event, the Stockholder or the Stockholder's trustee in bankruptcy, personal representative, guardian, executor, or administrator, as appropriate (for purposes of this Section 7, the "Transferor") shall give notice (for purposes of this Section 7, the "Offer Notice") to FFW of such Repurchase Event, specifying the date of the Repurchase Event and describing in reasonable detail the nature of the Repurchase Event and the number of Shares affected (the "Offered Shares"). The Offer Notice shall state that the price per share is the lower of the Original Issue Price or the Current Price. If FFW has not received this notice upon the expiration of the 30-day period, any Stockholder, director, or officer of the Company who has knowledge of the Repurchase Event may give such notice (with a copy of the same to the Transferor) at any time after the end of such period, and such notice shall be deemed to be the Offer Notice.

7.03 PURCHASE OF SHARES

     Upon the occurrence of any Repurchase Event, the Company shall have the right to purchase the Offered Shares for the price and on the terms described in this Section 7. Each purchase of Shares pursuant to this Section 7 shall be made in accordance with the following terms and conditions:

     (a) Within 15 business days after receipt of the Offer Notice (the "Offer Period"), the Company shall have the right to purchase all or part of the Offered Shares shall deliver to the Secretary notice of its acceptance of the offer (the "Acceptance Notice") specifying the number of Offered Shares that the Company agrees to purchase. Delivery of an Acceptance Notice to the Secretary shall create a binding contract between the Company and the Transferor for the purchase and sale of the Offered Shares.

     (b) If the Company does not exercise their right to purchase all of the Offered Shares as provided above, the McCaw Entities shall have the right to purchase any remaining Offered Shares (the "Remaining Offered Shares") by giving an Acceptance Notice to the Secretary during the Offer Period stating the number of Remaining Offered Shares that each such McCaw Entity agrees to purchase. Delivery of an Acceptance Notice to the Secretary shall create a binding contract between each such McCaw Entity and the Transferor for the purchase and sale of the Offered Shares. Notwithstanding the foregoing, the McCaw Entities may not exercise the purchase right granted under this Section 7.03(b) unless a majority of the Disinterested Directors have approved the Company's determination not to exercise its right to purchase all of the Offered Shares.

7.04 PAYMENT FOR THE SHARES

     Each purchaser of Offered Shares shall pay the price for its respective Offered Shares by making a payment of 25% thereof at closing and by paying the balance in three equal annual installments, together with interest on the unpaid balance from at a per annum rate equal to the prime rate last reported by Bank of America National Association prior to closing, plus 1%. The first installment of principal and interest shall be paid on the 15th day of the month following closing. Interest shall accrue on the unpaid balance commencing on the closing date. The unpaid balance may be prepaid in whole or in part at any time without penalty, and may be accelerated in the event of failure to pay any installment when due, in which case reasonable attorney's fees and costs may also be recovered if any legal action for collection is commenced. The other terms and conditions and procedures for transferring Offered Shares shall be determined in accordance with Section 5.01(d).

                          8. BOARD PARTICIPATION RIGHTS

8.01 SIZE OF THE BOARD OF DIRECTORS

     The authorized number of directors on the Company's Board of Directors shall be not less than five and not more than eleven; provided, however, that such number may be increased or decreased by vote of the Board.

8.02 SELECTION OF DIRECTORS

     (a) In any election of directors of the Company, each Stockholder shall vote such number of shares of Stock as may be necessary to elect as a director one individual nominated by the HITN (the "HITN Director"), but only if the HITN owns, in the aggregate, Stock representing at least 5% of the Voting Shares of the Company, it being understood that the initial HITN Director shall be Jose Luis Rodriguez.

     (b) In any election of directors of the Company, each Stockholder shall vote such number of shares of Stock as may be necessary to elect as a director one individual nominated by the Clearwire Stockholders (the "Clearwire Director"), but only if the Clearwire Stockholders own, in the aggregate, Stock representing at least 10% of the Voting Shares of the Company, it being understood that the initial Clearwire Director shall be a person to be determined by Clearwire in the future.

     (c) Any director of the Company may be removed from the Board of the Directors in the manner allowed by law and the Company's Bylaws, but with respect to a director designated pursuant to this Section 8.02, only upon the vote or written consent of the Stockholders entitled to designate such director. Any vacancies on the Board of Directors shall be filled in accordance with this
Section 8.02.

8.03 IMPLEMENTATION

     (a) Each Stockholder will vote its Shares (at any meeting of stockholders or in any consent in lieu of a meeting), and shall take all other actions necessary, to give effect to the provisions of this Section 8 and to cause the Governing Documents not to conflict with the provisions of this Agreement.

     (b) If any Stockholder fails to vote the Stockholder's Shares in accordance with the voting agreement contained in this Section 8, any votes contrary to the terms of this Section 8 shall be null and void. Each Stockholder hereby makes and constitutes the Secretary of the Company as his true and lawful agent and attorney-in-fact, with full power of substitution, in his name, place, and stead to vote as his proxy, each Share owned by such Stockholder for such nominees as the other Stockholders select consistent with the terms of the voting agreement contained in this Section 8. The foregoing power of attorney is coupled with an interest and shall be irrevocable, shall survive the death or incapacity of each Stockholder, and shall be binding on his estate, heirs, beneficiaries, successors, and assigns.

     (c) In addition to any other rights and remedies, each Stockholder (or its personal representative, assignee, or successor) is entitled to enforce the terms of this Section 8 by suit to enjoin a Stockholder from voting its Shares in contravention of the terms of this Section 8.

8.04 OBSERVER RIGHTS

     (a) If HITN owns Stock representing less than 5% of the Voting Shares of the Company and no longer has a right to nominate the HITN Director pursuant to
Section 8.02(a) above, the Company shall permit one representative of HITN to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section 9.01 hereof.

     (b) If the Clearwire Stockholders own, in the aggregate, Stock representing less than 10% of the Voting Shares of the Company and no longer have a right to nominate the Clearwire Director pursuant to Section 8.02(b) above, the Company shall permit one representative of the Clearwire Stockholders to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section 9.01 hereof.

     (c) If the Globespan Entities do not have a representative on the Company's Board of Directors, and as long as the Globespan Entities hold, in the aggregate, at least 66 2/3% of the aggregate Shares (i) acquired by them pursuant to the NextNet Merger (excluding any transfers pursuant to Section 6.02 hereof) and (ii) resulting from the exercise by them of warrants issued to them in connection with the NextNet Merger (in each case, as adjusted for stock dividends, stock splits, reverse stock splits or other distributions of shares made upon or in exchange for the Shares), the Company shall permit one representative of the Globespan Entities to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section
9.01 hereof. The initial representative of the Globespan Entities shall be Barry Schiffman. Any successor representative shall be approved by FFW, which approval shall not be unreasonably withheld.

     (d) Each of HITN, the Clearwire Stockholders and the Globespan Entities agree, that with respect to their respective rights in this Section 8.04, if, in the Board of Directors' good faith judgment, such Stockholder has a competitive conflict of interest with respect to the issue to be discussed, such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company, the presence of Stockholder's representative would jeopardize the Company's attorney-client privilege or for other similar reasons, (i) its representative may be excluded from certain confidential "closed sessions" of the Board of Directors or any portions of a Board of Directors' meeting, and/or
(ii) the Company shall not be obligated to provide the representatives with documents related to such matters. For purposes of this subparagraph (d), the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, such Stockholder to have a competitive interest. Each representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided or acquired by such representative pursuant to this Section 8.04.

                   9. INFORMATION RIGHTS; ADDITIONAL COVENANTS

9.01 DELIVERY OF FINANCIAL STATEMENTS

     At any time that the Company is not subject to the reporting requirements of the 1934 Act, the Company shall deliver to each Stockholder (other than the NextNet Stockholders) and each Eligible NextNet Stockholder that owns at least 0.25% of the Voting Shares of the Company:

     (a) as soon as practicable, but in any event within 120 days after the end of the fiscal year of the Company, subject to delivery to the Company by its accountants, a consolidated balance sheet and statement of stockholders' equity as of the end of such year and a consolidated statement of operations and statement of cash flows for such year, such year-end financial statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Company; and

     (b) as soon as practicable, but in any event within 90 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet and statement of stockholders' equity as of the end of such fiscal quarter and a consolidated statement of operations and statement of cash flows for such fiscal quarter, in reasonable detail.

9.02 INSPECTION

     Until the Company is subject to the reporting requirements of the 1934 Act, the Company shall permit each Stockholder (other than the NextNet Stockholders) and each Eligible NextNet Stockholder that owns at least 0.25% of the Voting Shares of the Company, at such Stockholder's expense, to visit and inspect the properties of the Company, to examine its books of account and records and to discuss its affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder; provided, however, that
(i) the Company shall not be obligated pursuant to this Section 9.02 to provide access to any information it reasonably considers to be a trade secret or similar confidential information; (ii) prior to any disclosure under this
Section 9.02, the Company may require that the Stockholder agree in writing to such confidentiality provisions as any of such entities may reasonably request and (iii) disclosure of or access to information pursuant to this Section 9.02 shall not violate any applicable law. Nothing in this Section 9.02 shall limit the statutory rights of a director or stockholder to inspection of the entity's properties, books, and records.

9.03 FFW COVENANTS

     (a) Until the termination of this Agreement pursuant to Section 11 hereof, FFW hereby covenants and agrees, for itself and the McCaw Entities, that the Company and its subsidiaries shall be FFW's and the McCaw Entities' sole entity through which Craig O. McCaw or any McCaw Entity acquires the right to own or lease MDS, MMDS or ITFS spectrum in the United States for the purpose of providing wireless point-to-multipoint fixed communications services; provided, however, that for purposes of this Section 9.03(a), "McCaw Entities" shall only refer to Craig O. McCaw and those entities in which Craig O. McCaw owns, directly or indirectly, securities constituting 51 % or more of the voting power of such entity.

     (b) Until the termination of this Agreement pursuant to Section 11 hereof, FFW hereby covenants and agrees, for itself and the McCaw Entities, neither FFW nor any McCaw Entity shall vote to amend or modify the definition of "Disinterested Director Approval" in the Certificate without (i) HITN's consent so long as HITN is a Stockholder of the Company; and (ii) the approval of Eligible NextNet Stockholders holding a majority of the aggregate Shares (as adjusted for stock dividends, stock splits, reverse stock splits, or other distributions of shares made upon or in exchange for the Shares) acquired by them pursuant to the NextNet Merger, provided that the Eligible NextNet Stockholders continue to hold at the time of such approval at least 66 2/3% of such Shares.

                        10. LEGEND ON STOCK CERTIFICATES

     Each certificate representing Shares shall be endorsed with substantially the following legend:

     THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN STOCKHOLDERS AGREEMENT AMONG CLEARWIRE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT CONTAINS CERTAIN RIGHTS AND OBLIGATIONS REGARDING CORPORATE GOVERNANCE AND REGARDING THE VOTING, SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF SUCH CORPORATIONS' SHARES. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

     The legend provided by this Section 10 may be removed upon termination of this Agreement in accordance with the provisions of Section 11. Notwithstanding any termination of this Agreement, each Stockholder acknowledges that Shares may not be transferred absent compliance with applicable federal, state, and foreign securities laws.

                          11. TERMINATION OF AGREEMENT

     The restrictions, rights, and obligations in Sections 1 through 10 hereof shall terminate upon the earlier of (a) the closing of an IPO or a transaction in which all of the shares of the Company's Class A Common Stock arc exchanged for unrestricted securities that are listed on a recognized securities exchange or NASDAQ National Market, (b) a Change of Control of the Company and (c) the winding up of the Company's business. This Agreement may be terminated in its entirety upon the written consent of all Stockholders, unless sooner terminated in accordance with the preceding sentence.

                       12. DEFINITIONS AND INTERPRETATION

12.01 DEFINITIONS

     Whenever used in the Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section
12.01. Capitalized terms used but not defined herein have the meanings given in the Certificate.

     "1934 Act" means the Securities and Exchange Act of 1934, as amended.

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, an entity shall be deemed to be controlled by a stockholder if (and only for so long as) (i) such stockholder has the right to vote by ownership, proxy or otherwise securities constituting 5% or more of the voting power of such entity if such entity has equity securities registered and files reports under the 1934 Act or otherwise (if not reporting) securities constituting 10% or more of the voting power or economic interests of such entity; (ii) such stockholder possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, membership on the board or other governing entity, by contract or otherwise; or
(iii) with respect to a charitable trust, foundation or nonprofit corporation, such stockholder is the sole trustee or director or has the power to appoint 20% of the trustees or directors thereof, or otherwise has a strong and continuing relationship as founder or substantial donor.

     "Associate" means (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

     "Certificate" means the certificate of incorporation of the Company, as amended from time to time.

     "Change of Control" with respect to any entity means (i) a transfer of all or substantially the assets of that entity or (ii) the transfer by the stockholders, partners or members that own the entity, by means of a merger, consolidation, reorganization, recapitalization or otherwise, of more than 50% of the voting power of or economic interests in that entity.

     "Clearwire" means Clearwire Holdings, Inc., a Delaware corporation.

     "Clearwire Stockholders" means Clearwire, its Permitted Transferees (including but not limited to any Qualified Clearwire Stockholders and Qualified Transferees of Clearwire), and its Designee.

     "Current Price" means (a) the price per Share applicable in the most recent or contemporaneous third-party transaction in which the Company issued Shares for cash consideration, or (b) if such third-party transaction was consummated more than 120 days prior to the date of determination, then the price per Share shall be the fair market value established in good faith by a majority of the Disinterested Directors, provided, however, if a McCaw Entity disagrees or disputes with the determination of "Current Price" pursuant to clause (b) above, then the McCaw Entity may retain an independent firm reasonably acceptable to a majority of the Disinterested Directors that has substantial experience in valuing communications industry businesses and that has not provided any financial advisory services to any McCaw Entity within the last 24 months to determine the Current Price which determination shall be binding on the Company and the McCaw Entity.

     "DGCL" means the General Corporation Law of the State of Delaware, as amended.

     "Designee" means one Person that meets all of the following criteria: (a) the Person is an "accredited investor" as defined under Regulation D of the Act,
(b) the Person is not a competitor of the Company, as reasonably determined by the Board of Directors of the Company, (c) prior to the issuance of any Stock, the Person executes and delivers a Joinder in the form of attached as Exhibit A, in favor of the Company and each Stockholder, stating that by acquiring such Stock, the Designee has agreed to all terms and conditions of this Agreement,
(d) the Board of Directors of the Company has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (e) with respect to the Designee of Clearwire only, immediately after giving effect to the purchase of shares by the Designee the total number of Clearwire Stockholders (including Clearwire and the Designee) will not exceed thirty-three (33). For purposes of this definition, the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, the provision of information to such Stockholder a likely threat to the competitive positioning of the Company.

     "Disinterested Directors" has the meaning as set forth in the Certificate.

     "Eligible NextNet Stockholder" means each NextNet Stockholder and each Stockholder who acquires Shares from a NextNet Stockholder pursuant to Section
4.03 hereof who is (a) an "accredited investor" as defined under Regulation D of the Act, (b) holds, at the time of determination, at least 66 2/3% of the aggregate Shares (as adjusted for stock dividends, stock splits, reverse stock splits, or other distributions of shares made upon or in exchange for the Shares) such NextNet Stockholder acquired pursuant to the NextNet Merger (excluding any transfers pursuant to Section 6.02 hereof) and (c) holds, at the time of determination, at least 66 2/3% of the Shares resulting from the exercise of warrants issued to such NextNet Stockholder in connection with the NextNet Merger.

     "Eligible Stockholder" means each Stockholder holding at least 1% of the outstanding capital stock of the Company, on a fully diluted basis.

     "FFW" has the meaning in Recital A and includes any of its successors or assigns.

     "Globespan" means Globespan Capital Management.

     "GlobeSpan Entities" means the following NextNet Stockholders who are controlled or managed by or Affiliated with Globespan: JAFCO America Technology Fund III, LP, JAFCO America Technology Cayman Fund III, LP, JAFCO USIT Fund III, LP, and JAFCO America Technology Affiliates Fund III, LP.

     "Governing Documents" means the certificate of incorporation and by-laws of this Company.

     "HITN" means Hispanic Information and Telecommunications Network, Inc.

     "ISA" means ITFS Spectrum Advisors, LLC.

     "IPO" means the consummation of an underwritten public offering registered under the Act, or an equivalent law under the laws of any other nation or commonwealth, of at least $35 million in equity securities of the Company.

     "McCaw Entity" means FFW, Craig O. McCaw, or any of their respective Affiliates.

     "NextNet Merger" means that certain merger of NextNet with and into a subsidiary of the Company effective as of March __, 2004.

     "NextNet Stockholder" means a Stockholder who acquired Shares pursuant to the NextNet Merger or pursuant to the exercise of warrants issued in connection with the NextNet Merger.

     "Original Issue Price" means $1.00 per share of common stock (of any class), subject to adjustment for any stock dividend, stock split, reverse stock split, or other distribution of shares.

     "Percentage" of a Stockholder means the fraction in which the numerator equals the total number of Shares held beneficially by such Stockholder and the denominator equals the total number of issued and outstanding Shares, all determined on a fully diluted basis (but excluding any shares and options, warrants or other rights to acquire shares that are reserved but unallocated pursuant to any stock plan).

     "Permitted Transferee" means a Person who becomes a Stockholder as a result of a Permitted Transfer in accordance with Section 4.03 hereof.

     "Person" means any individual, corporation, partnership, company, trust or other entity.

     "Qualified Clearwire Stockholder" means a Person that meets all of the following requirements: (a) the Person is a stockholder of Clearwire, (b) the Person is an "accredited investor" as defined under Regulation D of the Act, (c) the Person is not a competitor of the Company, as reasonably determined by FFW,
(d) FFW has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (e) immediately after giving effect to the Transfer of shares to such Person the total number of Clearwire Stockholders will not exceed thirty-three (33). Notwithstanding the foregoing, in the event that a stockholder of Clearwire fails to qualify as a Qualified Clearwire Stockholder as a result of subsection (c) or (d) above, then a Qualified Clearwire Stockholder may include a Person substituted for such disqualified stockholder of Clearwire who would qualify as a Qualified Clearwire Stockholder if not for the requirement set forth in (a) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law.

     "Qualified Transferee" means a Person that meets all of the following requirements: (a) the Person is an "accredited investor" as defined under Regulation D of the Act, (b) the Person is not a competitor of the Company, as reasonably determined by the Board of Directors of the Company, (c) the Board of Directors of the Company has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (d) with respect to any Person who is a proposed transferee of Clearwire only, immediately after giving effect to the Transfer of shares to such Person (i) the total number of Qualified Transferees to which Clearwire has transferred Shares under Section 4.03(d) of this Agreement will not exceed ten (10) and (ii) the total number of Clearwire Stockholders will not exceed thirty-three (33). For purposes of this definition, the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, the provision of information to such Stockholder a likely threat to the competitive positioning of the Company.

     "Termination Event" shall mean the earlier of the date on which (i) the Company consummates an underwritten public offering registered under the Act, or an equivalent law under the laws of any other nation or commonwealth, or (ii) the Company is required to register under Section 12 of the Exchange Act, or a substantially similar law under the laws of any other nation or commonwealth.

     "Voting Shares" means all of the issued and outstanding Shares of any class or series entitled to vote, calculated on an as-converted to Class A Common Stock basis; provided, that the calculation of the number of Voting Shares for purposes of this Agreement shall be without regard to the number of votes to which each Share is entitled.

12.02 INTERPRETATION

     The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

     When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

     Any reference in this Agreement to $ shall mean U.S. dollars.

     Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     The provision of a Table of Contents, the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                             13. GENERAL PROVISIONS

13.01 APPLICATION OF THIS AGREEMENT

     This Agreement shall apply to (a) any share of capital stock in the Company after issuance to any Stockholder for any reason, whether upon exercise of any warrant or option or otherwise, and (b) any share of capital stock in the Company received by any party as a result of any stock dividend, stock split, reverse stock split, or other distribution of shares made upon or in exchange for the Shares.

13.02 EFFECT OF NON-COMPLYING TRANSFERS

     If any transfer in violation of this Agreement shall be attempted, or if any involuntary or other purported transfer by law of any shares occurs or is attempted, it shall be void, and upon presentation for transfer the Company shall not give effect to such purported transfer.

13.03 ESCROW

     At the request of any Stockholder participating in a Transfer governed by this Agreement, an escrow shall be set up to effect the transfer of any certificates or funds. Costs of such escrow shall be borne by such Stockholder.

13.04 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES

     Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of any right or obligation under this Agreement, whether voluntarily, involuntarily, by operation of law, or otherwise, except in accordance with the terms hereof. Any purported assignment, transfer, or delegation in violation of this section shall be null and void. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties (including Permitted Transferees). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.05 GOVERNING LAW

     This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without reference to any rules governing conflicts of laws. However, in light of the McCaw Entities' presence in the State of Washington, and in light of the location of the Company's headquarters in the State of Washington, any dispute arising out of this Agreement shall be resolved in a court of appropriate jurisdiction located in King County, Washington. Each party specifically and expressly consents to the personal jurisdiction of the state and federal courts located in King County, Washington.

13.06 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.07 NOTICES

     All notices, demands, requests or other communications that may be or are required to be given, served, transmitted or delivered by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, or transmitted by verified facsimile or internationally recognized air courier, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner. Each notice, demand, request or other communication that shall be hand delivered, telecopied or delivered in the manner described above shall be deemed sufficiently given, served, transmitted or delivered for all purposes at such time as it is delivered to the addressee (with the delivery receipt or, with respect to a telecopy, the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

13.08 EXPENSES

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

13.09 AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Stockholders who own securities representing a majority of the voting power of the Company's then outstanding securities; provided that no Stockholder shall be subject to additional obligations or diminished rights that adversely affect such Stockholder or be treated in a manner different than other Stockholders unless such Stockholder approved the amendment or waiver. Notwithstanding the foregoing, Schedule A to this Agreement may be amended from time to time by (x) the Company to reflect the actual holdings of the Stockholders of shares of Stock without formally amending this Agreement or (y) a Joinder executed by a new stockholder and the Company and delivered to all other Stockholders. Each Stockholder agrees to execute any amendment or waiver effected in accordance with this Section. Any amendment or waiver effected in accordance with this Section shall be binding on each Stockholder then a party to this Agreement, each future Stockholder and the Company.

     The failure of any party to insist on or to enforce strict performance by the other parties of any of the provisions of this Agreement or to exercise any right or remedy under this

Agreement shall not be construed as a waiver or relinquishment to any extent of that party's right to assert or rely on any provisions, rights or remedies in that or any other instance; rather, the provisions, rights and remedies shall remain in full force and effect. The exercise or non-exercise of the rights of a Stockholder under this Agreement to participate in one or more Transfers of Stock made by a Selling Stockholder or a McCaw Entity shall not adversely affect such Stockholder's rights to participate in subsequent Transfers by a Selling Stockholder or a Selling McCaw Entity.

13.10 SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.11 NO PARTNERSHIP OR JOINT VENTURE

     Neither execution nor performance of this Agreement shall be construed or deemed to have established any joint venture or partnership or to have created the relationship of agent and principal among the Company or its Affiliates and the Stockholders or among any of the Stockholders. Except as otherwise set forth in this Agreement or agreed in writing, at no time shall the Company or its Affiliates make any commitments or incur any charges or expenses in the name of any Stockholders, and vice versa, nor shall any Stockholders make any commitments or incur any charges or expenses for, or in the name of, any other Stockholders.

13.12 FURTHER ASSURANCES

     Each party agrees from time to time to do and perform such other and future acts (including the taking of board and stockholder action) and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other parties to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

13.13 DAMAGES AND INJUNCTIVE RELIEF

     No party shall be liable for any unforeseeable, special, consequential, or indirect damages arising from any breach or nonobservance of any term or condition of this Agreement. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and in any case no bond or other security shall be required.

13.14 ENTIRE AGREEMENT

     This Agreement (including the schedules and exhibits hereto, which are incorporated herein by this reference) supersedes all prior or contemporaneous agreements, and all related understandings, written or oral, among the parties with regard to the subject matter of this Agreement (but not other contracts to which the Company may be subject) and constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, arbitration, or other legal proceeding involving this Agreement.

13.15 CONFIDENTIALITY

     Each Stockholder hereby covenants and agrees that, during the effectiveness of this Agreement, neither it, nor any of its employees, agent, officers or directors, will at any time make use of, divulge or disclose to any third party (other than good faith advisors or consultants to a party who agree to respect the confidentiality of this Agreement or as required by law) without the prior written consent of the Company except as permitted by this Section 13.15, any confidential or proprietary information of the Company, including the business, financial condition or operations of the Company, the terms of the NextNet Merger and any information disclosed to the Stockholders in connection with the NextNet Merger, the terms of this Agreement and any information disclosed to Stockholders pursuant to this Agreement (the "Company Confidential Information").

     Notwithstanding the foregoing, the Company shall be entitled to disclose the terms of this Agreement and such confidential proprietary information of the Company to (a) other good-faith potential investors, lenders, business partners and service providers and (b) in connection with any registration of Stock under the Act. Each Stockholder shall be entitled to disclose Company Confidential Information (i) to good-faith potential Transferees whose purchases do not or will not violate the terms of this Agreement and to good-faith potential lenders to such Stockholder or (ii) or as otherwise required under applicable law in the good faith judgment of such Stockholder. Any disclosures (other than pursuant to clause (b) of the second sentence of this Section 13.15) shall only be made to Persons who have agreed in writing to keep the terms of this Agreement confidential.

     Notwithstanding anything herein to the contrary, any party to this Agreement may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the NextNet Merger and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities law.

     All of the foregoing obligations and restrictions of this Section 13.15 do not apply to that part of the Company Confidential Information that: (i) such Stockholder can demonstrate was in such Stockholder's possession prior to the disclosure; (ii) was rightfully acquired by such Stockholder from a third party not bound by the terms of this Agreement or not otherwise prohibited from transmitting the Company Confidential Information to such Stockholder by a contractual, legal, fiduciary or other obligation; (iii) is in or part of the public domain or generally known to the public through no act or fault of such Stockholder; or (iv) for which any such obligation as to confidentiality is waived in writing by the Company.

13.16 COUNTERPARTS

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.17 AMENDMENT AND RESTATEMENT

     Effective as of the date of this Agreement, the Original Agreement shall be amended and restated in its entirety by this Agreement.

           [REMAINDER OF PAGE IS INTENTIONALLY BLANK; SIGNATURE LINES
                             ARE ON THE NEXT PAGE.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        COMPANY: CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                            R. Gerard Salemme, its President

                                        Address: Clearwire Corporation
                                                 2300 Carillon Point
                                                 Kirkland, Washington 98033
                                                 Attention:
                                                            --------------------
                                                 Facsimile: (425) 828-8061

          With a copy (which shall not constitute notice) to:

                                        Address: Davis Wright Tremaine LLP
                                                 2600 Century Square
                                                 1501 Fourth Avenue
                                                 Seattle, Washington 98101
                                                 Attention: Benjamin G. Wolff
                                                 Facsimile: (206) 628-7699

                                        STOCKHOLDERS: [STOCKHOLDER SIGNATURES]


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                   SCHEDULE A

                        To the Stockholders Agreement of

                              Clearwire Corporation

                              LIST OF STOCKHOLDERS

                 CLASS A   CLASS B
                  COMMON   COMMON
     NAME         STOCK     STOCK    WARRANTS   OPTIONS
     ----        -------   -------   --------   -------
[ST0CKHOLDERS]

                                    EXHIBIT A

              To the Amended and Restated Stockholders Agreement of

                              Clearwire Corporation

                                     JOINDER

     In consideration of the permitted issuance, sale, pledge, or other transfer to the undersigned of Stock in the Company, the undersigned hereby consents and agrees to become a party to and be bound by the Amended and Restated Stockholders Agreement dated as of the __ day of March, 2004, as amended, receipt of a copy of which is hereby acknowledged, as fully as if the undersigned were one of its original parties, and all Stock owned by the undersigned shall be held in accordance with and restricted by the terms of such Amended and Restated Stockholders Agreement.

     Dated:
            -------------------------

                                        Name of Stockholder:
                                                             -------------------


                                        Sign Name:
                                                   -----------------------------
                                        Print Name:
                                                    ----------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                        SSN/EIN:
                                                 -------------------------------


     Approved by the Company:

                                        COMPANY: CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:
                                               ---------------------------------

                                    EXHIBIT D

        TERMINATION OF SHAREHOLDERS AGREEMENT RELATING TO MAC TELECOM SA

     The undersigned hereby terminate and waive all rights (other than in respect of Clause 7.1 Confidentiality) under the Shareholders Agreement dated December 7, 2004 relating to MAC Telecom SA, a 'societe anonyme' organized under the laws of Belgium, effective this __th day of __________, 2006.

                                        MAC TELECOM SA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAC TELECOM HOLDINGS SA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CLEARWIRE EUROPE S.A R.L.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Axel BEGHIN

                                        ----------------------------------------
                                        Charles de BUNSEN


                                        ----------------------------------------
                                        Nicolas du CHASTEL


                                        ----------------------------------------
                                        Matthew RIDGWELL


                                        ----------------------------------------
                                        Mathilde TURNAUER


                                        ----------------------------------------
                                        Damian SCHONBORN-BUCHHEIM


                                        ----------------------------------------
                                        Deirdre Mary SCHONBORN-BUCHHEIM


                                        BALTISCHES HAUS LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Jacques du CHASTEL

                                        MONCHEUR & CIE.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Margaret Olivia BECKWITH-SMITH


                                        ABERDEEN CAPITAL LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Herve Lionel Bernard
                                        GONCALVES

                                    EXHIBIT E

                       TERMINATION OF INVESTMENT AGREEMENT

This TERMINATION OF INVESTMENT AGREEMENT (this "Agreement"), dated as of __________, 2006 is made by and between Clearwire Europe S.a r.l., a Luxembourg limited liability company (the "Company"), MAC Telecom SA, a 'societe anonyme' organized under the laws of Belgium ("MAC Telecom"), MAC Telecom Holdings SA, a 'societe anonyme' organized under the laws of Belgium ("MTH"), Matthew Ridgwell, Nicolas du Chastel, Charles de Bunsen and Axel Beghin (Matthew Ridgwell, Nicolas du Chastel, Charles de Bunsen and Axel Beghin together the "MTH Sellers") and the other individuals and entities listed on the signature pages hereto (as to each a "Seller" and together the "Sellers"). The Company, MAC Telecom, MTH, the MTH Sellers and Sellers may each be referred to herein as a "Party" and together as the "Parties."

WHEREAS, among others, the Company, MTH, MAC Telecom, the MTH Sellers and Sellers are parties to that certain Investment Agreement, dated as of December 7, 2004 (the "Investment Agreement") pursuant to which the Company agreed to make certain investments in MAC Telecom;

WHEREAS, the Sellers and the Company have entered into the MAC Telecom Stock Purchase Agreement dated __________, 2006 (the "Stock Purchase Agreement"), pursuant to which Sellers have agreed, among other things, to sell all of their right title and interest in and to the shares of MAC Telecom to the Company;

WHEREAS, the Company desires to purchase all of the shares of MAC Telecom held by Sellers from Sellers;

WHEREAS, pursuant to Section 8.3(d) of the Stock Purchase Agreement, Sellers have agreed to enter into this Agreement; and

WHEREAS, entry into this Agreement is a material inducement to the Company to enter into the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, conditions, and agreements hereinafter set forth, the Parties agree as follows:

1. Mutual Release of Claims. Effective as of the date of the closing of the Stock Purchase Agreement (the "Closing"), and subject thereto, each of the Company, MTH, MAC Telecom, the MTH Sellers and Sellers, for themselves and each of their respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel, hereby releases, dismisses and forever discharges the other Party and each of its respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel from any and all claims (including claims for attorneys' fees), demands, damages, suits, proceedings, actions, arbitrations and/or causes of action of any kind and every description, whether known or unknown, arising from or relating to any fact or matter on or prior to the Closing relating to the Investment

     Agreement.

2. Consent to Termination of the Investment Agreement. Effective as of the Closing, and subject thereto, the Parties hereby consent to the termination of the Investment Agreement. From and after the Closing the Investment Agreement shall be null and void and have no further force or effect and, as of the Closing, none of the Parties shall have any further obligations thereunder.

3. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the Parties.

4. Miscellaneous. This Agreement (a) shall be governed by and in accordance with the internal laws of Belgium, without regard to the principles of conflicts of law thereof; (b) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; and (c) may be executed and delivered (including by facsimile transaction) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  [The remainder of this page is intentionally left blank. The signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        CLEARWIRE EUROPE SARL


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAC TELECOM SA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAC TELECOM HOLDINGS SA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Matthew RIDGWELL


                                        ----------------------------------------
                                        Nicolas DU CHASTEL


                                        ----------------------------------------
                                        Charles DE BUNSEN


                                        ----------------------------------------
                                        Axel BEGHIN


                                        ----------------------------------------
                                        Mathilde TURNAUER

                                        ----------------------------------------
                                        Damian SCHONBORN-BUCHHEIM


                                        ----------------------------------------
                                        Deirdre Mary SCHONBORN-BUCHHEIM


                                        BALTISCHES HAUS LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Jacques du CHASTEL


                                        MONCHEUR & CIE.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Margaret Olivia BECKWITH-SMITH


                                        ABERDEEN CAPITAL LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Herve Lionel Bernard GONCALVES